UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 03, 2025

United Parks & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6240 Sea Harbor Drive
Orlando, Florida		32821
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 407 226-5011

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PRKS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)(b) On September 3, 2025, United Parks & Resorts Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) to grant the Board of Directors of the Company the authority to approve and implement additional repurchases of shares of the Company’s common stock, subject to the qualification that the Company will not repurchase additional shares if Hill Path Capital LP’s (“Hill Path”) common stock ownership interest percentage would, as a result of any such repurchase, equal or exceed 70% (excluding Hill Path’s and its affiliates’ non-voting derivative positions) (the “Share Repurchase Proposal”). The Share Repurchase Proposal required approval by the holders of a majority of the shares of the Company’s common stock outstanding and entitled to vote as of the record date, other than any such shares (such shares, the “Excluded Shares”) beneficially owned by Hill Path, an affiliate of Hill Path, or Nomura Global Financial Products Inc. (“Nomura”), as derivative counterparty to Hill Path or its affiliates (collectively, the “Disinterested Stockholders”). A quorum was present at the meeting as required by the Company’s Amended and Restated Bylaws. The immediately following chart set forth the number of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to the matter voted upon by the stockholders.

Proposal 1 – Share Repurchase Program

The Disinterested Stockholders approved the Share Repurchase Proposal with 11,774,368 votes in favor, representing, based on the assumptions noted below, 50.51% of the shares held by Disinterested Stockholders and entitled to vote as of the record date, and 70.05% of the shares held by Disinterested Stockholders voted at the Special Meeting.

At the time the Company filed its Definitive Proxy Statement on Schedule 14A in connection with the Special Meeting, the Company assumed that 4,421,431 shares of the Company’s common stock were held as of the record date by Nomura as derivative counterparty to Hill Path or its affiliates and therefore were Excluded Shares based on the information available to the Company at that time. The chart below is based on such information and accordingly excludes 4,421,431 shares voted in favor of the Share Repurchase Proposal under such assumption and assuming that Nomura held all such shares and all were voted in favor of the Share Repurchase Proposal.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
All Stockholders	43,486,648	5,033,444	6,232	0
Disinterested Stockholders	11,774,368	5,033,444	6,232	0

An amendment to Schedule 13F-HR filed by Nomura Holdings, Inc. subsequently indicated that Nomura Holdings, Inc. only held 531,463 shares of the Company’s common stock as of June 30, 2025. If only such 531,463 shares were deemed Excluded Shares and such shares were presumed to be voted in favor of the Share Repurchase Proposal, the Disinterested Stockholders would have approved the Share Repurchase Proposal with 57.59% of the shares held by Disinterested Stockholders and entitled to vote as of the record date voting in favor, and 75.68% of the shares held by Disinterested Stockholders voted at the Special Meeting.

Item 7.01 Regulation FD Disclosure.

A press release announcing the approval of a $500.0 million share repurchase authorization is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 5, 2025
104	Cover page interactive data filed (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARKS & RESORTS INC.

Date:	September 5, 2025	By:	/s/ G. Anthony (Tony) Taylor
		Name: Title:	G. Anthony (Tony) Taylor Chief Legal Officer, General Counsel and Corporate Secretary